Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

MJ Holdings, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated April 15, 2021, with respect to the consolidated financial statements of MJ Holdings, Inc., in its registration statement on Form S-1 relating to the registration of 9,537,498 common shares. We also consent to the reference of our firm under the caption “experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

September 16, 2021